UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2008

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-20853 (Commission File Number)	04-3219960 (I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA (Address of Principal Executive Offices)	15317 (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

In connection with the acquisition (the “Acquisition”) of Ansoft Corporation (“Ansoft”), ANSYS, Inc. (Nasdaq: ANSS) (the “Company”) and together with its domestic subsidiaries as guarantors (the “Subsidiary Guarantors”), has entered into an unsecured term loan credit facility dated as of July 31, 2008, by and among each lender from time to time party thereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, National City Bank, as Syndication Agent, and RBS Citizens, N.A., Sumitomo Mitsui Banking Corporation and TD Bank, N.A., as Co-Documentation Agents (the “Credit Agreement”) and the Subsidiary Guarantors have agreed to guaranty the Company’s obligations under the Credit Agreement (the “Subsidiary Guarantee Agreement”). Prior to entering into the Credit Agreement, the Company and one of its subsidiaries had previously entered into loan facilities on May 1, 2006, with Bank of America, N.A., as administrative agent. All amounts owed under these prior facilities have been paid off prior to the date of the Credit Agreement.

Pursuant to the terms and conditions of the Credit Agreement, the Company drew down $355 million in an initial term loan on July 31, 2008 in connection with the Acquisition. Any unused commitments of the Lenders under the Credit Agreement expired at such time. Once repaid, the initial term loan may not be reborrowed. Borrowings under the Credit Agreement are scheduled to mature on July 31, 2013, and proceeds thereof will be used to finance in part the Acquisition (as described in Item 2.01 below), pay fees and expenses in connection with the Acquisition and for working capital and other general corporate purposes.

The Credit Agreement provides for tiered pricing with the initial rate at the prime rate with a 50bps margin or LIBOR rate with a 150bps margin with step downs permitted after the initial six months under the Credit Agreement down to a flat prime rate or a LIBOR rate plus 75bps. Such tiered pricing is determined by the ratio of the total debt of the Company and its subsidiaries to the Company and its subsidiaries’ earnings before interest expense, taxes, depreciation, amortization and certain other items.

The Credit Agreement includes customary representations and warranties, restrictions, events of default and other covenants, including, among other things, covenants regarding delivery of financial statements and other notice requirements, payment of obligations, preservation of existence, maintenance of insurance policies, compliance with laws, and use of proceeds, as well as limitations on liens, mergers, consolidations, sales of assets, incurrence of debt and capital expenditures. The Credit Agreement includes financial covenants tested quarterly requiring the Company to maintain certain financial ratios and, as customary for facilities of this type, certain events of default that permit the acceleration of the loans, including, but not limited to, payment defaults under the Credit Agreement and cross-defaults under certain other material indebtedness, the breach of certain covenants, the entry of material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

The paragraphs above are a general description of the terms of the Credit Agreement and Subsidiary Guarantee Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the Credit Agreement itself, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein and the Subsidiary Guarantee Agreement itself, which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreement

On July 31, 2008, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Dr. Zoltan J. Cendes, a director and officer of the Company (the “Director”), as further described below under Item 5.02 of this Current Report on Form 8-K.

Pursuant to the Indemnification Agreement, the Company has agreed, in certain circumstances, to indemnify the Director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that the Director, in his capacity as a director and officer of the Company, is made or threatened to be made a party to any suit or proceeding. The Indemnification Agreement also provides for the advancement of expenses to the Director in connection with any suit or proceeding.

The description above is a summary of the terms of the Indemnification Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the Indemnification Agreement itself, which is attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2008, the Company completed the Acquisition of Ansoft pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated March 31, 2008, by and among the Company, Ansoft, Evgeni, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Sidney LLC, a single member Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger LLC”). Pursuant to the terms of the Merger Agreement, the Company acquired all of the outstanding stock of Ansoft.

At the effective time of the merger, each issued and outstanding share of Ansoft common stock was converted into the right to receive approximately (i) $16.25 in cash, and (ii) 0.431882 shares of Company common stock. The Company funded a portion of the cash portion of the merger consideration with the funds it received from the Lenders, as described herein under Item 1.01.

Neither the Company and any of its affiliates nor any person who was then a director or officer of the Company had a material relationship with Ansoft prior to the completion of the merger.

The Merger Agreement was filed with the Securities and Exchange Commission on Form 8-K on March 31, 2008 as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is herein incorporated in this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors appointed Dr. Zoltan J. Cendes, formerly the Chairman of the Ansoft Board of Directors and Chief Technology Officer of Ansoft, as a Class II Director to the Board of Directors, effective immediately following the consummation of the merger, to serve until his successor is duly elected or qualified or until his earlier death, resignation or removal. Since Dr. Cendes will be an employee of the Company, he will not receive any cash or equity compensation for his service on the Board of Directors.

Under the Merger Agreement, the Company agreed to increase the size of its Board of Directors from eight to nine members immediately following the effective time of the merger of Merger Sub with and into Ansoft, and to appoint Dr. Cendes to fill the newly created vacancy.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the

Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Dr. Cendes, or members of his immediate family, had or will have a direct or indirect material interest, other than in connection with the merger, the related transactions under the Merger Agreement, and his compensation arrangements.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Item 8.01.	Other Events.

On July 31, 2008, the Company issued a press release announcing the completion of the acquisition of Ansoft Corporation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The following historical audited financial statements of Ansoft included in Ansoft’s Annual Report on Form 10-K filed on June 25, 2008 are hereby incorporated herein by reference:

•	Report of Independent Registered Public Accounting Firm dated June 6, 2008;
•	Consolidated Balance Sheets as of April 30, 2008;
•	Consolidated Statements of Operations for the fiscal year ended April 30, 2008;
•	Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the fiscal year ended April 30, 2008;
•	Consolidated Statements of Cash Flows for the fiscal year ended April 30, 2008; and
•	Notes to Consolidated Financial Statements.

(b) Pro forma financial Information.

The following unaudited pro forma financial statements, including the notes thereto, of ANSYS were filed with the SEC on June 20, 2008, as part of ANSYS’ Registration Statement on Form S-4/A (Registration No. 333-150435) and are hereby incorporated herein by reference:

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2008;
•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2007; and
•	Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2008.

(d) Exhibits

10.1	Credit Agreement, dated as of July 31, 2008, by and among ANSYS, Inc., each lender from time to time party thereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, National City Bank, as Syndication Agent, and RBS Citizens, N.A., Sumitomo Mitsui Banking Corporation and TD Bank, N.A., as Co-Documentation Agents (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.2	Subsidiary Guarantee Agreement by and among the domestic subsidiaries of ANSYS, Inc. in favor of Bank of America, N.A., as Administrative Agent, and each lender from time to time party to the Credit Agreement (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.3	Indemnification Agreement, dated July 31, 2008, between ANSYS, Inc. and Dr. Zoltan J. Cendes*

23.1	Consent of KPMG LLP, independent registered public accounting firm, regarding the audited financial statements of Ansoft Corporation*

99.1	ANSYS, Inc. press release dated July 31, 2008*

99.2	Agreement and Plan of Merger, dated March 31, 2008, by and among ANSYS, Inc., Evgeni, Inc., Sidney LLC and Ansoft Corporation (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 31, 2008).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: July 31, 2008	By:	/s/ Sheila S. DiNardo
Name: Sheila S. DiNardo Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of July 31, 2008, by and among ANSYS, Inc., each lender from time to time party thereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, National City Bank, as Syndication Agent, and RBS Citizens, N.A., Sumitomo Mitsui Banking Corporation and TD Bank, N.A., as Co-Documentation Agents (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.2	Subsidiary Guarantee Agreement by and among the domestic subsidiaries of ANSYS, Inc. in favor of Bank of America, N.A., as Administrative Agent, and each lender from time to time party to the Credit Agreement (excluding exhibits and schedules, which the registrant agrees to furnish supplementally to the Commission upon request).*

10.3	Indemnification Agreement, dated July 31, 2008, between ANSYS, Inc. and Dr. Zoltan J. Cendes*

23.1	Consent of KPMG LLP, independent registered public accounting firm, regarding the audited financial statements of Ansoft Corporation*

99.1	ANSYS, Inc. press release dated July 31, 2008*

99.2	Agreement and Plan of Merger, dated March 31, 2008, by and among ANSYS, Inc., Evgeni, Inc., Sidney LLC and Ansoft Corporation (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on March 31, 2008).

*	Filed herewith.